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                                                                   EXHIBIT 10.10



             MASTER CONSULTING CONTRACT AND NON-DISCLOSURE AGREEMENT

This consulting agreement ("Agreement") is between Lightning Rod Software ("LRS" or "you"), a Delaware corporation with a place of business at 5900 Green Oak Drive Minneapolis, MN 55343 and Dialogic Corporation ("Dialogic"), a New Jersey corporation with a place of business at 1515 Route Ten, Parsippany, New Jersey 07054.

WHEREAS, Dialogic desires to engage LRS to provide certain engineering, technical and/or professional services;

WHEREAS, LRS desires to provide such engineering, technical and/or professional services to Dialogic in accordance with the terms and conditions of this Agreement; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of Dialogic and LRS, as hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which the parties do hereby acknowledge, the parties hereto do hereby agree as follows:



1.   COVERAGE.
     --------
A. Dialogic engages your services as a consultant. You agree that you are an independent contractor, and you are not authorized to bind Dialogic or act as its agent except as explicitly approved by an authorized employee of Dialogic.

B. This Agreement will cover all services and deliverables provided by you and your employees and consultants to Dialogic as are described on such Schedules as are executed from time to time by both parties to this Agreement (the "Schedules") each of which Schedules shall be consecutively numbered and annexed hereto. You and your employees and consultants will provide such services and deliverables in accordance with the provisions of this Agreement and the applicable Schedule.

C. A Statement of Scope of Work (the "Statement of Work") shall be included in each Schedule. Each Statement of Work will contain a description of the tasks to be performed by you and your employees and consultants, the deliverables to be produced by you and your employees and consultants, acceptance criteria, a schedule of performance and a schedule of payment of fees and charges.

2.   PRICE & PAYMENT.
     ---------------
A. In consideration of the services and deliverables provided by you and your employees and consultants under this Agreement, Dialogic will pay you the fees and charges specified in the particular Statement of Work associated with such services and deliverables. Dialogic will reimburse you and your employee's and consultant's reasonable expenses (as detailed in the particular Statement of Work) incurred in connection with performing the services and developing and providing the deliverables. Such expenses must be approved by your Dialogic supervisor. This agreement does not establish a franchise or agency.

B. Dialogic will pay (1) such charges and fees in accordance with the payment schedule detailed in the particular Statement of Work, and (2) such expenses in accordance with monthly invoices (provided by LRS) detailing the particular expenses for that month

3.   TERM.
     ----
This Agreement shall continue for an initial term of one (1) year from the date it is signed by both parties hereto and shall be automatically renewed for successive one (1) year periods thereafter, unless terminated as provided herein.

4.   RELATIONSHIP
     ------------
A. Your employees and consultants will not participate in Dialogic benefit plans that Dialogic normally provides to its employees. All persons furnished by you shall be considered solely your employees or consultants or agents, and you shall be responsible for providing all employee benefits and for the payment of all unemployment, social security and other payroll, employment taxes, F.I.C.A., Medicare and federal, state and local withholding taxes including contributions from them when required by law.

B. You have assured Dialogic that you have described your background truly and completely and your consulting with Dialogic does not violate any other obligation that you or any of your employees or consultants may have.

5.   USE OF INFORMATION.
     ------------------
A. During your and your employee's and consultant's assignment with Dialogic, you and your employees and consultants may have been, and may in the future be, exposed to Confidential Information of Dialogic. The term "Confidential Information" means all confidential or proprietary information of Dialogic, its affiliates, customers or other third parties and any information gained by you or your consultant as a result of being part of Dialogic's sale process with respect to Dialogic's consulting service business. You agree that you will advise all of your employees and consultants of their obligations respecting Confidential Information and will secure written agreements from each such employee and consultant agreeing to be bound thereby. In this regard you agree that you and your employees and consultants will:


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     o    not disclose any Confidential Information to any person except other employees or agents of Dialogic who need to know the Confidential Information in order to do their jobs for Dialogic;

     o not use the Confidential Information for any purpose other than to perform under this Agreement; and

     o maintain and safeguard the Confidential Information in accordance with the terms and conditions of this Agreement and the CNDA referenced on the first page of this Agreement.

B. These confidentiality obligations will continue even after your assignment with Dialogic is over, until such time as the Confidential Information enters the public domain.

C. This agreement will not apply to information (i) that is already available to the public; (ii) that becomes available to the public other than by unauthorized disclosure; or (iii) that you develop without any use of any of the Confidential Information. If you or your employees or consultants are required to produce information due to legal or regulatory requirement, you will promptly notify Dialogic and cooperate with Dialogic's efforts to assure that its confidential information is protected.

6.   OWNERSHIP OF CREATED MATERIALS.
     ------------------------------
A. During your and your employee's and consultant's assignment under this agreement, you or your employees or consultants may create, and may in the future again create, certain materials (including, without limitation, any deliverables created under any Statement of Work) for Dialogic. The term "Created Materials" means anything that you or your employees or consultants have created or done (including, without limitation, the services provided and deliverables created under any Statement of Work), or may in the future create or do, for Dialogic by yourself or themselves or with others. Created Materials may be tangible things like documents, drawings, prototypes, reports, schematics, software, specifications, etc., or may be intangible things like concepts, discoveries, ideas, information, etc. Something is a Created Material if you or your employees or consultants created or did it during all the time spent on any consulting project, even if you or your employees or consultants created or did it only in part, or only together with other people, or out of normal business hours, so long as it is related in any way to the business of Dialogic or any of Dialogic's subsidiaries or affiliates.

B. With respect to Created Materials, you agree (and will cause each of your employees and consultants to agree) that:

     o they will be the sole and exclusive property of Dialogic; and you and your employees and consultants assign to Dialogic all of your rights in Created Materials; unless written permission to keep specific materials is obtained from Dialogic.

     o you and your employees and consultants will keep complete, dated and witnessed notebooks of the conception, origin, development and reduction to practice of Created Materials and will provide and disclose such notebooks to Dialogic;

     o you and your employees and consultants will disclose all Created Materials, including your notebooks, to Dialogic promptly and completely;

     o to the extent a copyright or patent or other intellectual property right may be obtained in any Created Material, that copyright is assigned to Dialogic and you and your employees and consultants retain no rights therein or to the Created Materials under applicable copyright, patent or other intellectual property laws;

     o You agree that, to the maximum extent permitted by applicable law, neither you nor your employees or consultants will assert any "moral rights" or similar rights against Dialogic or its licensees or assigns with respect to the Created Materials;

     o You and your employees and consultants will sign any documents, and assist Dialogic in any applications or proceedings, that may be necessary to secure for Dialogic the ownership or protection of the Created Materials and any patents, copyrights or other proprietary rights related to the Created Materials. If necessary for Dialogic, you and your employees and consultants will do these things even after your assignment with Dialogic is over, in which case Dialogic will pay you a reasonable fee for the time that you spend on its behalf and reimburse you for any ordinary and necessary out-of-pocket expenses that you incur;

     o you and your employees and consultants will deliver to Dialogic all Created Materials when your assignment with Dialogic is over; and

     o you will secure written agreements from each employee involved in work for Dialogic to abide by these requirements respecting Created Materials.

C. Except as otherwise provided in this Section 6(C), Dialogic shall have no right, title or interest in any LRS Pre-Existing Information incorporated in any Created Materials. In the event that LRS Pre-Existing Information is incorporated in Created Materials, LRS grants to Dialogic the same rights with respect to the LRS Pre-existing Information as granted under the "Software License Agreement" or "Fixed Fee Software License", as applicable, between Dialogic and you. As used herein, "LRS Pre-


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Existing Information" means LRS's specifications, designs, plans, drawings, software, data prototypes or other technical or business information related to the Lightning Rod Interaction Manager(TM) computer software which (i) existed prior to full execution of this Agreement and as evidenced by the written record kept by LRS in the ordinary course of its business and (ii) is considered proprietary or confidential. LRS and Dialogic will identify and detail any and all LRS Pre-Existing Information in each Statement of Work.

7.   TERMINATION
     -----------
A. Either party may terminate this Agreement, if the other party fails to perform or observe any material term or condition of this Agreement and such failure continues unremedied for thirty (30) days after receipt of written notice thereof.

B. Notwithstanding anything to the contrary contained herein, (i) Dialogic shall have the right to terminate this Agreement and any SOW upon thirty (30) days written notice to LRS and (ii) LRS shall have the right to terminate this Agreement and any SOW upon thirty (30) days written notice to Dialogic if LRS substantially ceases to do business relating to the LRS Software by terminating the employment of all of its technical and professional services employees.

C. Dialogic may terminate this Agreement by exercising the "Option" in accordance with Section 11.

D. The following provisions shall survive any expiration or termination of this
Agreement: 4. Relationship; 5. Use of Information; 6. Ownership of Created Materials; 7. Termination; 8. Indemnification; 11. Option to Exercise Superceding Agreement and 13. Miscellaneous.

8.   INDEMNIFICATION.
     ---------------
A. You agree to indemnify and save harmless Dialogic from and against any losses, damages, claims, demands, suits and liabilities (including reasonable attorneys' fees) that arise out of or result from injuries or death to persons or damage to property caused by your fraud, willful misconduct or grossly negligent acts or grossly negligent omissions, or those of persons furnished by you or in any way arising out of your performance of this Agreement; or assertions made by persons furnished by you under Workers' Compensation or similar acts. You agree to defend Dialogic at Dialogic's request against any such claims, demands or suits. You agree to maintain Comprehensive General Liability insurance in effect during the period of this contract in an amount equal to not less than one million dollars and to name Dialogic as an additional insured thereunder and to provide Dialogic with proof of such insurance upon request.

B. THE AMOUNT OF THE DIRECT DAMAGES, INCLUDING COUNSEL FEES AND COSTS, FROM ANY CAUSE OF ACTION WHATSOEVER HEREUNDER AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO AND WILL NOT EXCEED THE GREATER OF THE AMOUNTS PAID TO LRS UNDER THIS AGREEMENT OR $500,000 EXCEPT THAT DIRECT DAMAGES ARISING FROM THE MISREPRESENTATION, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE OTHER PARTY OR A BREACH OF SECTION 5 ("USE OF INFORMATION") OR SECTION 8 ("INDEMNIFICATION") HEREOF BY THE OTHER PARTY SHALL NOT BE LIMITED.

C. EXCEPT WITH RESPECT TO THE INDMEMNIFICATION UNDER SECTION 8 OR A BREACH OF THE "USE OF INFORMATION" PROVISIONS UNDER SECTION 5, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY OTHER PERSON OR ENTITY FOR LOST PROFITS OR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE.

9.   FORCE MAJEURE.
     -------------
Except with respect to payment obligations, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other causes beyond its reasonable control.

10.  ASSIGNMENT.
     ----------
You shall not assign any right or interest under this Agreement or delegate or subcontract performance hereunder without the express written consent of Dialogic. Any attempted assignment or delegation in contravention of the above provision shall be void and ineffective.

11.  OPTION TO OFFER EMPLOYMENT TO AND TO EMPLOY THE LRS ENGINEERING AND
     -------------------------------------------------------------------
     DEVELOPMENT GROUP AND TO A EXERCISE A STRATEGIC MARKETING AGREEMENT
     -------------------------------------------------------------------

A. Notwithstanding anything to the contrary contained herein, LRS hereby grants to Dialogic the option ("Option") to (i) terminate the SOW under which LRS assigns to Dialogic on a full-time basis the current and future members of the Lightning Rod Software's engineering group (which will include at least the current members of the LRS engineering group listed in Exhibit A attached hereto, or their replacements) to provide certain development


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activities and services for Dialogic with respect to the Licensed Software
("Engineering Service SOW"); (ii) interview and offer employment to and/or employ such members; and (iii) enforce the provisions of a superceding Strategic Marketing Agreement which shall be negotiated within thirty (30) days following the full execution of this Agreement by both Parties ("Strategic Marketing Agreement"). The Option will be exercised, if at all, by written notice from Dialogic to LRS on or before August 1, 2001, delivered together with a copy, executed by Dialogic, of the Strategic Marketing Agreement.

B. Notwithstanding anything to the contrary contained in Section 11(A), Dialogic will have no obligation to interview and/or offer employment to any such members and shall determine, in its sole and absolute discretion, which such members, if any, to interview and/or offer employment to and/or employ. If and when a LRS member accepts an offer of employment with Dialogic, LRS will immediately terminate its relationship with such member including consideration related to any benefits or compensation previously provided by LRS. LRS acknowledges and agrees that any member of the LRS engineering group who becomes employed with Dialogic in accordance with this Section 11 shall in no way be limited as to the work they may perform as an employee of Dialogic as a result of their prior employment by or relationship with LRS (e.g., any confidentiality or non-disclosure agreement between LRS and such member or any other type of confidentiality or non-disclosure obligation of such member to LRS shall be deemed null and void and without further force and effect) and that as an employee of Dialogic each such member is permitted to use for any purpose any tangible and non-tangible information learned or acquired as a result of their employment by or relationship with LRS and to provide such information to Dialogic.

C. LRS will indemnify and hold harmless Dialogic for any and all liabilities and other damages arising out of or relating to (i) any severance obligations relating to the termination by LRS of any of the members as a result of Dialogic employing or not employing such members in accordance with this Section 11, (ii) any violation by LRS of its obligations arising under "COBRA", or (iii) any benefit plans of LRS. LRS agrees that any and all liabilities for any responsibility to provide COBRA benefits whether arising out of the members terminated as a result of Dialogic employing or not employing such members in accordance with this Section 11 shall be fully the responsibility and liability of LRS, and Dialogic shall have no liability whatsoever or responsibility to provide COBRA benefits to any of LRS's members, and, without limiting the foregoing, LRS shall fully comply with all applicable laws and regulations relating to such COBRA benefits and obligations.

D. Nothing herein shall be deemed either to affect or limit in any way the management prerogatives of Dialogic with respect to the members who accept offers of employment (including, without limitation, the right of Dialogic to modify compensation or the right of Dialogic to terminate the employment of any member), or to create or to grant to such members any third-party beneficiary rights or claims or cause of action of any kind or nature against Dialogic. Nothing herein shall prevent Dialogic from terminating any such member at any time for cause or for any other reason as determined by Dialogic in its sole discretion.

12.  STRATEGIC MARKETING
     -------------------
During the term of any particular SOW, Dialogic shall use reasonable efforts to market and promote LRS's professional support services with respect to LRS's Interaction Manager(TM) computer software programs, including working together on marketing programs, cooperating on consulting service opportunities (including the "Intel call center project", if applicable) and joint meetings and efforts with CCSSD sales and marketing.

13.  MISCELLANEOUS
     -------------
A. The construction, interpretation and performance of this Agreement shall be governed by the law of New Jersey, except its choice-of-law rules. The terms and conditions contained in this Agreement, including its Appendices, supersede all prior oral or written understandings between the parties and shall constitute the entire Agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained, or supplemented by any course of dealing.

B. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, to the address identified above. Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

C. In providing the services under this Agreement, LRS will proceed with diligence and such services will be executed in accordance with ordinarily acceptable practices in the field to which the work pertains, as well as any standards set forth in the particular Statement of Work.

D. Neither party will issue or release for publication any articles or advertising or publicity matter relating to the work performed hereunder or mentioning or implying the name of the other party or any of its affiliates or personnel of the foregoing, unless prior written consent is granted by such party.

E. If any paragraph, or clause thereof, of this Agreement will be held to be invalid or unenforceable in


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any jurisdiction in which this Agreement applies, then the meaning of such paragraph or clause will be construed so as to render it enforceable to the extent feasible; and if no feasible interpretation would save such paragraph or clause, it shall be severed from this Agreement and the remainder will remain in full force and effect. However, in the event such paragraph or clause is considered an essential element of the Agreement, the Parties will promptly negotiate a replacement thereof.

F. If either party fails, at any time, to enforce any right or remedy available to it under this Agreement, that failure will not be construed to be a waiver of the right or remedy with respect to any other breach or failure by the other party.

G. THIS IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER AND SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL.

H. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Facsimile signatures on this Agreement will be deemed original for all purposes.


If this document accurately states our agreement about your assignment, please sign below and return it to Dialogic. When you have done so, this document will become the complete agreement between you and Dialogic with respect to your engagement, and will supersede any previous discussions and communication.


Lightning Rod Software, Inc.           DIALOGIC CORPORATION


By: /s/ Willem J. Ellis                By: /s/ Howard G. Bubb
    ------------------------------         -------------------------------------

Name: Willem J. Ellis                  Name: Howard G. Bubb
      ----------------------------           -----------------------------------

Title: CEO                             Title: President
       ---------------------------            Communications Product Group
                                              ----------------------------------

Date: March 2, 2001                    Date: March 2, 2001
      ----------------------------           -----------------------------------


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                                    EXHIBIT A
                        TO THE MASTER CONSULTING CONTRACT
                      AND NON-DISCLOSURE AGREEMENT BETWEEN
                       DIALOGIC AND LIGHTNING ROD SOFTWARE


LIGHTNING ROD SOFTWARE'S ENGINEERING GROUP AS OF FEBRUARY 27, 2001:

     o    Pieter Viljoen

     o    Nantus Bredenkamp

     o    Tiaan Geldenhuys

     o    Solly Noomahomed

     o    Oliver Brunke

     o    Indran Reddy

     o    Jonathan Carrol

     o    Wei Paxson

     o    Pamela Heck

     o    Latie Theron

     o    Neelima Kothur

     o    Tony Tschida



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